Exhibit 1

Constitution

of

Westpac Banking Corporation

a company limited by shares

Mallesons Stephen Jaques

Solicitors

Governor Phillip Tower

1 Farrer Place

Sydney  NSW  2000

Contents

1	Shares	1

1.1	Directors to issue shares	1
1.2	Not used	1
1.2A	Other preference shares	1
1.3	Issue of further shares - no variation	1
1.4	Non-recognition of interests	1
1.5	Stock market fiduciaries	2
1.6	Joint holders of shares	2

2	Lien	2

2.1	Lien on share	2
2.2	Lien on loans under employee incentive schemes	2
2.3	Lien on distributions	2
2.4	Exemption from article 2.1 or 2.2	2
2.5	Extinguishment of lien	2
2.6	Company’s rights to recover payments	3
2.7	Reimbursement is a debt due	3
2.8	Sale under lien	3
2.9	Limitations on sale under lien	3
2.10	Transfer on sale under lien	3
2.11	Irregularity or invalidity	3
2.12	Proceeds of sale	3

3	Calls on shares	4

3.1	Directors to make calls	4
3.2	Time of call	4
3.3	Members’ liability	4
3.4	Joint holders’ liability	4
3.5	Non-receipt of notice	4
3.6	Interest on default	4
3.7	Fixed instalments	4
3.8	Differentiation between Members as to calls	4
3.9	Prepayment of calls and interest	4

4	Transfer of shares	5

4.1	Forms of instrument of transfer	5
4.2	Execution and delivery of transfer	5
4.3	Effect of registration	5
4.4	Company to register forms without charge	5
4.5	Power to refuse to register	6
4.6	Obligation to refuse to register	6
4.7	Written notice to security holder of holding lock or refusal	6
4.8	Refusal to register	6

5	Transmission of shares	6

5.1	Transmission of shares on death of holder	6
5.2	Information given by personal representative	6
5.3	Death of joint owner	7
5.4	Transmission of shares on bankruptcy	7
5.5	Transmission of shares on mental incapacity	7

i

6	Forfeiture of shares	8

6.1	Notice requiring payment of call	8
6.2	Contents of notice	8
6.3	Forfeiture for failure to comply with notice	8
6.4	Dividends and distributions included in forfeiture	8
6.5	Sale or re-issue of forfeited shares	8
6.6	Notice of forfeiture	8
6.7	Surrender instead of forfeiture	8
6.8	Cancellation of forfeiture	8
6.9	Effect of forfeiture on former holder’s liability	8
6.10	Evidence of forfeiture	9
6.11	Transfer of forfeited share	9
6.12	Registration of transferee	9
6.13	Irregularity or invalidity	9
6.14	Forfeiture applies to non-payment of instalment	9

7	General meetings	9

7.1	Annual general meeting	9
7.2	Convening general meeting	9
7.3	Notice of general meeting	9
7.4	Calculation of period of notice	10
7.5	Cancellation or postponement of a meeting	10
7.6	Notice of cancellation, postponement or change of place of a meeting	10
7.7	Contents of notice of postponement of meeting	10
7.8	Not used	10
7.9	Business at postponed meeting	10
7.10	Proxy or Representative at postponed meeting	10
7.11	Non-receipt of notice	11

8	Proceedings at general meetings	11

8.1	Reference to a Member	11
8.2	Location of meeting	11
8.3	Number for a quorum	11
8.4	Requirement for a quorum	11
8.5	If quorum is not present	11
8.6	Appointment and powers of chairman of general meeting	11
8.7	Absence of chairman at general meeting	11
8.8	Conduct of general meetings	12
8.9	Adjournment of general meeting	12
8.10	Notice of adjourned meeting	12
8.11	Decision at General Meetings	12
8.12	Declaration of result	12
8.13	Questions decided by majority	13
8.14	Poll	13
8.15	Demand for a poll	13
8.16	Equality of votes - casting vote for chairman	13
8.17	Entitlement to vote	13
8.18	Voting on a poll for partly paid shares	13
8.19	Fractions disregarded for a poll	14
8.20	Joint Members’ vote	14
8.21	Vote of Member of unsound mind	14
8.22	Effect of unpaid call	14
8.23	Objection to voting qualification	14

8.24	Validity of vote in certain circumstances	14

9	The Directors	15

9.1	Number of Directors	15
9.2	Rotation of Directors	15
9.3	Directors to retire	15
9.4	Election of directors at general meeting	15
9.5	Eligibility for election as Director	15
9.6	Casual vacancy	15
9.7	Remuneration of Directors	15
9.8	Retirement allowance	16
9.9	Expenses	16
9.10	Superannuation guarantee charge	16
9.11	Director’s interests	17
9.12	Signing documents	17
9.13	Vacation of office of Director	17

10	Powers and duties of Directors	18

10.1	Directors to manage Company	18
10.2	Specific powers of Directors	18
10.3	Appointment of attorney	18
10.4	Provisions in power of attorney	18
10.5	Minutes	18
10.6	Signing of cheques	18

11	Proceedings of Directors	18

11.1	Directors’ meetings	18
11.2	Director may convene a meeting	18
11.3	Questions decided by majority	19
11.4	Chairman’s casting vote	19
11.5	Quorum for Directors’ meeting	19
11.6	Remaining Directors may act	19
11.7	Chairman and Deputy Chairman	19
11.8	Chairing Directors’ meetings	19
11.9	Directors’ committees	19
11.10	Powers delegated to Directors’ committees	19
11.11	Chairman of Directors’ committee	19
11.12	Meetings of Directors’ committee	20
11.13	Determination of questions	20
11.14	Circulating resolutions	20
11.15	Validity of acts of Directors	20
11.16	Managing Director and Executive Directors	20
11.17	Ceasing to be Managing Director or Executive Director	20
11.18	Managing Director exempt from retirement by rotation	21
11.19	Remuneration of Managing Director or Executive Director	21
11.20	Delegation by Directors	21

12	Secretary	21

12.1	Appointment of Secretary	21
12.2	Suspension and removal of Secretary	21
12.3	Powers, duties and authorities of Secretary	21

13	Seals	21

13.1	Safe Custody of seals	21

13.2	Use of seals	22

14	Inspection of records	22

14.1	Inspection by Members	22
14.2	Right of a Member to inspect	22

15	Dividends and reserves	22

15.1	Payment of dividend	22
15.2	No interest on dividends	22
15.3	Reserves and profits carried forward	22
15.4	Calculation and apportionment of dividends	22
15.5	Deductions from dividends	23
15.6	Distribution of specific assets	23
15.7	Resolution of distribution difficulties	23
15.8	Payment by cheque and receipts from joint holders	23
15.9	Effectual receipt from one joint holder	24
15.10	Election to reinvest dividend	24
15.11	Election to accept shares in lieu of dividend	24
15.12	Establishment of schemes	24
15.13	Unclaimed dividends	24

16	Capitalisation of profits	24

16.1	Capitalisation of reserves and profits	24
16.2	Applying a sum for the benefit of Members	25
16.3	Effecting the resolution	25

17	Service of documents	25

17.1	Document includes notice	25
17.2	Methods of service	25
17.3	Post	26
17.4	Fax or electronic transmission	26
17.5	Notice by public display	26
17.6	Joint Holders	26
17.7	Persons entitled to shares	26

18	Winding up	27

18.1	Distribution of assets	27
18.2	Powers of liquidator to vest property	27
18.3	Shares issued on special terms	27

19	Indemnity and insurance	27

19.1	Indemnity	27
19.2	Timing	28
19.3	Deeds	28
19.4	Insurance	28

20	Restricted Securities	28

20.1	Interpretation - Restricted Securities	28
20.2	Disposal during Escrow Period	28
20.3	Breach of Restriction Agreement or Listing Rules	29

21	Sale of Small Holdings	29

21.1	Interpretation	29
21.2	Divestment Notice	29

21.3	Restrictions on initiation by Company	29
21.4	Sale by Company	29
21.5	Powers of Company	29
21.6	Proceeds of sale	30
21.7	Joint holders	30
21.8	Special case	30

22	Consistency with Listing Rules	30

23	Definitions and Interpretation	31
23.1	Definitions	31
23.2	Interpretation	32
23.3	Corporations Act	33
23.4	Headings and Parts	33
23.5	Replaceable rules not to apply	33
23.6	Currency	33

Schedule 1		34

Not used		34

Schedule 2		34

(Stock Market Fiduciaries - see article 1.5)		34

Schedule 3		36

(Rights attaching to Other preference shares - see article 1.2A)		36

v

Corporations Act 2001

Constitution

of

Westpac Banking Corporation

ABN 33 007 457 141

1                                          Shares

1.1                                Directors to issue shares

The issue of shares in the Company is under the control of the Directors who:

(a)                                  may issue or dispose of shares to any person at any time and on any terms and conditions and having attached to them any preferred, deferred or other special rights or restrictions, whether with regard to dividend, voting, return of capital or otherwise, as the Directors think fit;

(b)                                  may grant to any person an option over shares or pre-emptive rights at any time and for any consideration as they think fit; and

(c)                                   have the right to settle the manner in which fractions of a share, however arising, are to be dealt with,

subject to the Corporations Act, the Listing Rules and any special rights conferred on the holders of any shares or class of shares.

1.2                                Not used

1.2A                      Other preference shares

The Company may issue preference shares under this Article only if those preference shares are issued on terms that include the terms and are subject to the conditions set out in Schedule 3.

1.3                                Issue of further shares - no variation

The rights conferred on the holders of the shares of any class are not to be taken as varied by the issue of further shares ranking equally with the first-mentioned shares unless:

(a)                                  expressly provided by the terms of issue of the first-mentioned shares; or

(b)                                  required by the Corporations Act or, while the Company remains on the official list of ASX, the Listing Rules.

1.4                                Non-recognition of interests

Except as required by law, the Company may but is not required to recognise:

(a)                                  a person as holding a share on any trust;  or

(b)                                  any other interest in any share or any other right in respect of a share except an absolute right of ownership in the registered holder, whether or not it has notice of the interest or right.

1.5                                Stock market fiduciaries

The provisions in Schedule 2 have effect despite article 1.4 (“Non-recognition of interests”).

1.6                                Joint holders of shares

Where two or more persons are registered as the joint holders of shares then they are taken to hold the shares as joint tenants with rights of survivorship, but the Company is not bound:

(a)                                  to register more than three persons as joint holders of a share; or

(b)                                  to issue more than one certificate or holding statement in respect of shares jointly held.

2                                          Lien

2.1                                Lien on share

The Company has a first and paramount lien on every share for:

(a)                                  all due and unpaid calls and instalments in respect of that share;

(b)                                  all money which the Company has been called on by law to pay, and has paid, in respect of that share;

(c)                                   interest at the Prescribed Interest Rate on the amount due from the date it becomes due until payment; and

(d)                                  reasonable expenses of the Company in respect of the default on payment.

2.2                                Lien on loans under employee incentive schemes

The Company also has a first and paramount lien on each share registered in the name of the Member for all money owing to the Company by the Member under loans made under an employee incentive scheme.

2.3                                Lien on distributions

A lien on a share under article 2.1 (“Lien on share”) or 2.2 (“Lien on loans under employee incentive schemes”) extends to all distributions in respect of that share, including dividends.

2.4                               Exemption from article 2.1 or 2.2

The Directors may at any time exempt a share wholly or in part from the provisions of article 2.1 (“Lien on share”) or 2.2 (“Lien on loans under employee incentive schemes”).

2.5                                Extinguishment of lien

The Company’s lien on a share is extinguished if a transfer of the share is registered without the Company giving notice of the lien to the transferee.

2.6                                Company’s rights to recover payments

A Member must reimburse the Company on demand in writing for all payments the Company makes to a government or taxing authority in respect of the Member, the death of a Member or the Member’s shares or any distributions on the Member’s shares, including dividends, where the Company is either:

(a)                                  obliged by law to make the relevant payment; or

(b)                                  advised by a lawyer qualified to practice in the jurisdiction of the relevant government or taxing authority that the Company is obliged by law to make the relevant payment.

The Company is not obliged to advise the Member in advance of its intention to make the payment.

2.7                                Reimbursement is a debt due

The obligation of the Member to reimburse the Company is a debt due to the Company as if it were a call on all the Member’s shares, duly made at the time when the written demand for reimbursement is given by the Company to the Member.  The provisions of this Constitution relating to non-payment of calls, including payment of interest and sale of the Member’s shares under lien, apply to the debt.

2.8                                Sale under lien

Subject to article 2.9 (“Limitations on sale under lien”), the Company may sell, in any manner the Directors think fit, any share on which the Company has a lien.

2.9                                Limitations on sale under lien

A share on which the Company has a lien may not be sold by the Company unless:

(a)                                  an amount in respect of which the lien exists is presently payable; and

(b)                                  the Company has, not less than 14 days before the date of sale, given to the registered holder of the share or the person entitled to the share by reason of the death, bankruptcy or mental incapacity of the registered holder, a notice in writing setting out, and demanding payment of, the amount which is presently payable in respect of which the lien exists.

2.10                         Transfer on sale under lien

For the purpose of giving effect to a sale under article 2.8 (“Sale under lien”), the Company may receive the consideration, if any, given for the share so sold and may execute a transfer of the share sold in favour of the purchaser of the share, or do all such other things as may be necessary or appropriate for it to do to effect the transfer.  The purchaser is not bound to see to the application of the purchase money.

2.11                         Irregularity or invalidity

The title of the purchaser to the share is not affected by any irregularity or invalidity in connection with the sale of the share.

2.12                         Proceeds of sale

The proceeds of a sale under article 2.8 (“Sale under lien”) must be applied by the Company in payment of the amount in respect of which the lien exists as is presently payable, and the residue, if any, must be paid to the person entitled to the share immediately before the sale.

3                                          Calls on shares

3.1                                Directors to make calls

The Directors may:

(a)                                  make calls on a Member in respect of any money unpaid on the shares of that Member, if the money is not by the terms of issue of those shares made payable at fixed times;

(b)                                  make a call payable by instalments; and

(c)                                   revoke or postpone a call.

3.2                                Time of call

A call is taken to be made at the time when the resolution of the Directors authorising the call is passed.

3.3                                Members’ liability

Each Member must upon receiving not less than 30 business days notice specifying the time or times and place of payment, pay to the Company at the time or times and place so specified the amount called on that Member’s shares.

3.4                                Joint holders’ liability

The joint holders of a share are jointly and severally liable to pay all calls in respect of the share.

3.5                                Non-receipt of notice

The non-receipt of a notice of any call by, or the accidental omission to give notice of a call to, a Member does not invalidate the call.

3.6                                Interest on default

If a sum called in respect of a share is not paid before or on the day appointed for payment of the sum, the person from whom the sum is due must pay interest on the sum to the time of actual payment at the Prescribed Interest Rate.  The Directors may waive payment of that interest wholly or in part.

3.7                                Fixed instalments

Subject to any notice requirements under the Listing Rules, any sum that, by the terms of issue of a share, becomes payable on issue of the share or at a fixed date, is to be taken to be a call duly made and payable on the date on which by the terms of issue the sum becomes payable.  In case of non-payment, all the relevant provisions of this Constitution as to payment of interest and expenses, forfeiture or otherwise apply as if the sum had become payable by virtue of a call duly made and notified.

3.8                                Differentiation between Members as to calls

The Directors may, on the issue of shares, differentiate between the holders as to the amount of calls to be paid and the times of payment.

3.9                                Prepayment of calls and interest

The Directors may:

(a)                                  accept from a Member the whole or a part of the amount unpaid on a share although no part of that amount has been called; and

(b)                                  authorise payment by the Company of interest on the whole or any part of an amount so accepted, until the amount becomes payable, at such rate, not exceeding the Prescribed Interest Rate, as is agreed on between the Directors and the Member paying the sum.

4                                          Transfer of shares

4.1                                Forms of instrument of transfer

Subject to the Listing Rules and to this Constitution, shares in the Company are transferable:

(a)                                  in the case of CHESS Approved Securities, in accordance with the CHESS Rules;

(b)                                  by instrument in writing in any usual or common form or in any other form that the Directors approve; or

(c)                                   by any other method of transfer of marketable securities which is recognised by the Corporations Act, ASX Settlement and ASX and is approved by the Directors.

4.2                                Execution and delivery of transfer

If an instrument of transfer is to be used to transfer a share in accordance with article 4.1(b) (“Forms of instrument of transfer”), it must be:

(a)                                  a proper instrument of transfer within the meaning of the Corporations Act;

(b)                                  executed by or on behalf of both the transferor and the transferee unless it is a sufficient transfer of marketable securities within the meaning of the Corporations Act; and

(c)                                   left for registration at the share registry of the Company, accompanied by the information the Directors properly require to show the right of the transferor to make the transfer, and in that event the Company must, subject to the powers vested in the Directors by this Constitution, register the transferee as the holder of the share.

4.3                                Effect of registration

Except as provided by the CHESS Rules, a transferor of a share remains the holder of the shares transferred until the transfer is registered and the name of the transferee is entered in the Register in respect of the share and a transfer of a share does not pass the right to any dividends declared on the share until registration.

4.4                                Company to register forms without charge

The Company must register all registrable transfer forms, split certificates, renunciations and transfers, issue certificates and transmission receipts and mark or note transfer forms.  The Company may charge a reasonable fee for any such action except where it is not permitted to do so by the Listing Rules.

4.5                                Power to refuse to register

If permitted to do so by the Listing Rules the Directors may:

(a)                                  request ASX Settlement to apply a holding lock to prevent a transfer of CHESS Approved Securities registered on the CHESS subregister; or

(b)                                  refuse to register a transfer of other shares in the Company.

4.6                                Obligation to refuse to register

The Directors must:

(a)                                  request ASX Settlement to apply a holding lock to prevent transfer of CHESS Approved Securities registered on the CHESS subregister; or

(b)                                  refuse to register any transfer of other shares in the Company,

if:

(c)                                   the Listing Rules require the Company to do so; or

(d)                                  the transfer is in breach of the Listing Rules or a Restriction Agreement.

4.7                                Written notice to security holder of holding lock or refusal

If in the exercise of their rights under articles 4.5 (“Power to refuse to register”) and 4.6 (“Obligation to refuse to register”) the Directors request application of a holding lock to prevent a transfer of CHESS Approved Securities or refuse to register a transfer of a security they must give written notice of the request or refusal to the holder of the security, to the transferee and the broker lodging the transfer, if any.  Failure to give such notice does not invalidate the decision of the Directors.

4.8                                Refusal to register

If the Directors refuse registration of a transfer, the transfer must be returned to the person who deposited it if demand is made within 12 months of the giving of notice of refusal to register unless there has been an allegation of fraud concerning the transfer or the transaction to which it relates.

5                                          Transmission of shares

5.1                                Transmission of shares on death of holder

If a Member who does not own shares jointly dies, the Company will recognise only the personal representative of the Member as being entitled to the Member’s interest in the shares.

5.2                                Information given by personal representative

If the personal representative gives the Directors the information they reasonably require to establish the representative’s entitlement to be registered as a holder of the shares:

(a)                                  the personal representative may:

(i)                                      by giving a written and signed notice to the Company, elect to be registered as the holder of the shares; or

(ii)                                   by giving a completed transfer form to the Company, transfer the shares to another person; and

(b)                                  the personal representative is entitled, whether or not registered as the holder of the shares, to the same rights as the Member.

On receiving an election under paragraph (a)(i), the Company must register the personal representative as the holder of the shares.

A transfer under paragraph (a)(ii) is subject to the articles that apply to transfers generally.

5.3                                Death of joint owner

If a Member who owns shares jointly dies, the Company will recognise only the survivor as being entitled to the Member’s interest in the shares.  The estate of the Member is not released from any liability in respect of the shares.

5.4                                Transmission of shares on bankruptcy

If a person entitled to shares because of the bankruptcy of a Member gives the Directors the information they reasonably require to establish the person’s entitlement to be registered as holder of the shares, the person may:

(a)                                  by giving a written and signed notice to the Company, elect to be registered as the holder of the shares; or

(b)                                  by giving a completed transfer form to the Company, transfer the shares to another person.

On receiving an election under paragraph (a), the Company must register the person as the holder of the shares.

A transfer under paragraph (b) is subject to the articles that apply to transfers generally.

5.5                                Transmission of shares on mental incapacity

If a person entitled to shares because of the mental incapacity of a Member gives the Directors the information they reasonably require to establish the person’s entitlement to be registered as the holder of the shares:

(a)                                  the person may:

(i)                                      by giving a written and signed notice to the Company, elect to be registered as the holder of the shares; and

(ii)                                   by giving a completed transfer form to the Company, transfer the shares to another person; and

(b)                                  the person is entitled, whether or not registered as the holder of the shares, to the same rights as the Member.

On receiving an election under paragraph (a)(i), the Company must register the person as the holder of the shares.

A transfer under paragraph (a)(ii) is subject to the articles that apply to transfers generally.

6                                          Forfeiture of shares

6.1                                Notice requiring payment of call

If a Member fails to pay a call or instalment of a call on the day appointed for payment of the call or instalment, the Directors may, at any time afterwards during such time as any part of the call or instalment remains unpaid, give a notice to the Member requiring payment of so much of the call or instalment as is unpaid, together with any interest that has accrued and all costs and expenses that may have been incurred by the Company by reason of that non-payment.

6.2                                Contents of notice

The notice must name a further day, not earlier than the expiration of 14 days from the date of service of the notice, on or before which the payment required by the notice is to be made and must state that, in the event of non-payment at or before the time appointed, the shares in respect of which the call was made will be liable to be forfeited.

6.3                                Forfeiture for failure to comply with notice

A share in respect of which the notice under article 6.1 (“Notice requiring payment of call”) has not been complied with may at any time, before the payment required by the notice has been made, be forfeited by a resolution of the Directors to that effect.

6.4                                Dividends and distributions included in forfeiture

A forfeiture under article 6.3 (“Forfeiture for failure to comply with notice”) includes all dividends and other distributions declared or to be made in respect of the forfeited shares and not actually paid or distributed before the forfeiture.

6.5                                Sale or re-issue of forfeited shares

Subject to the Corporations Act, a share forfeited under article 6.3 (“Forfeiture for failure to comply with notice”) may be sold, re-issued or otherwise disposed of to whom and on such terms as the Directors think fit.

6.6                                Notice of forfeiture

If any share is forfeited under article 6.3 (“Forfeiture for failure to comply with notice”) notice of the forfeiture must be given to the Member holding the share immediately before the forfeiture and an entry of the forfeiture and its date must be made in the Register.

6.7                                Surrender instead of forfeiture

The Directors may accept the surrender of any share which they are entitled to forfeit on any terms they think fit and any surrendered share is taken to be a forfeited share.

6.8                               Cancellation of forfeiture

At any time before a sale or disposition of a share, the forfeiture of that share may be cancelled on such terms as the Directors think fit.

6.9                                Effect of forfeiture on former holder’s liability

A person whose shares have been forfeited:

(a)                                  ceases to be a Member in respect of the forfeited shares and loses all entitlement to dividends and other distributions or entitlements on the shares; and

(b)                                  remains liable to pay the Company all money that, at the date of forfeiture, was payable by that person to the Company in respect of the shares, plus interest at the Prescribed Interest Rate from the date of forfeiture and also reasonable expenses of sale.

6.10                         Evidence of forfeiture

A statement in writing declaring that the person making the statement is a Director or a Secretary, and that a share in the Company has been forfeited in accordance with this Constitution on the date stated in the statement, is prima facie evidence of the facts stated in the statement as against all persons claiming to be entitled to the share.

6.11                         Transfer of forfeited share

The Company may receive the consideration (if any) given for a forfeited share on any sale or disposition of the share and may execute or effect a transfer of the share in favour of the person to whom the share is sold or disposed of.

6.12                         Registration of transferee

On the execution of the transfer, the transferee must be registered as the holder of the share and is not bound to see to the application of any money paid as consideration.

6.13                         Irregularity or invalidity

The title of the transferee to the share is not affected by any irregularity or invalidity in connection with the forfeiture, sale or disposal of the share.

6.14                         Forfeiture applies to non-payment of instalment

The provisions of this Constitution as to forfeiture apply in the case of non-payment of any sum that, by the terms of issue of a share, becomes payable at a fixed time, as if that sum had been payable by virtue of a call duly made and notified.

7                                          General meetings

7.1                                Annual general meeting

Annual general meetings of the Company are to be held in accordance with the Corporations Act and Listing Rules.

7.2                                Convening general meeting

The Directors may convene and arrange to hold a general meeting of the Company whenever they think fit and must do so if required to do so under the Corporations Act and Listing Rules.

7.3                                Notice of general meeting

Notice of a meeting of Members must be given in accordance with the Corporations Act and Listing Rules.

7.4                                Calculation of period of notice

In computing the period of notice under article 7.3 (“Notice of general meeting”), both the day on which the notice is given or taken to be given and the day of the meeting convened by it are to be disregarded.

7.5                                Cancellation or postponement of a meeting

Where a meeting of Members (including an annual general meeting) is convened by the Directors they may, whenever they think fit, cancel the meeting, postpone the holding of the meeting to a date and time determined by them, or change a place or places for the meeting.  This article does not apply to a meeting convened in accordance with the Corporations Act by a single director, by Members or by the Directors on the request of Members.

7.6                                Notice of cancellation, postponement or change of place of a meeting

Notice of cancellation, postponement, or change of place or places of a general meeting must state the reason for the cancellation, postponement or change and be given to the ASX. The notice need not be given individually to Members or other persons entitled to receive notices from the Company.

7.7                                Contents of notice of postponement of meeting

A notice of postponement of a general meeting must specify:

(a)                                  the postponed date and time for the holding of the meeting;

(b)                                  a place for the holding of the meeting which may be either the same as or different from the place specified in the notice convening the meeting; and

(c)                                   if the meeting is to be held in two or more places, the technology that will be used to facilitate the holding of the meeting in that manner.

7.8                                Not used

7.9                                Business at postponed meeting

The only business that may be transacted at a general meeting the holding of which is postponed is the business specified in the notice convening the meeting.

7.10                         Proxy or Representative at postponed meeting

Where:

(a)                                  by the terms of an instrument appointing a proxy or of an appointment of a Representative, a proxy or Representative is authorised to attend and vote at a general meeting to be held on a specified date or at a general meeting or general meetings to be held on or before a specified date; and

(b)                                  the date for holding the meeting is postponed to a date later than the date specified in the instrument of proxy or appointment of Representative,

then, by force of this article, that later date is substituted for and applies to the exclusion of the date specified in the instrument of proxy or appointment of representative unless the Member appointing the proxy or Representative gives to the Company at the Registered Office notice in writing to the contrary not less than 48 hours before the time to which the holding of the meeting has been postponed.

7.11                         Non-receipt of notice

The non-receipt of notice of a general meeting by, or the accidental omission to give notice of a general meeting to, a person entitled to receive notice does not invalidate any resolution passed at the general meeting or at a postponed meeting.

8                                          Proceedings at general meetings

8.1                                Reference to a Member

Unless the contrary intention appears, a reference to a Member in Part 8 means a person who is a Member, a proxy or a Representative of that Member.

8.2                                Location of meeting

A general meeting may be held at two or more venues simultaneously provided that these venues are linked using a form of technology that, in the opinion of the Directors, gives each Member a reasonable opportunity to participate in the meeting.

8.3                                Number for a quorum

Fifty Members present in person or by proxy or Representative and holding between them at least 50,000 shares are a quorum at a general meeting.

8.4                                Requirement for a quorum

An item of business may not be transacted at a general meeting unless a quorum is present when the meeting proceeds to consider it.  If a quorum is present at the beginning of a meeting it is taken to be present throughout the meeting unless the chairman of the meeting (on the chairman’s own motion or at the instance of a Member, proxy or Representative who is present) declares otherwise.

8.5                                If quorum is not present

If within 15 minutes after the time appointed for a meeting a quorum is not present, the meeting:

(a)                                  if convened by a Director, or by or on a requisition of, Members, is dissolved; and

(b)                                  in any other case stands adjourned to the same day in the next week and the same time and place, or to such other day, time and place as the Directors appoint by notice to the Members and others entitled to notice of the meeting.

8.6                                Appointment and powers of chairman of general meeting

The Director who has been elected as chairman of Directors’ meetings under article 11.7 (“Chairman and Deputy Chairman”) is entitled to preside as chairman at a general meeting.

8.7                                Absence of chairman at general meeting

If a general meeting is held and:

(a)                                  no Director has been elected as chairman of Directors’ meeting under article 11.7 (“Chairman and Deputy Chairman”) by the Directors; or

(b)                                  the elected chairman is not present within 15 minutes after the time appointed for the holding of the meeting or is unable or unwilling to act,

the following may preside as chairman of the meeting (in order of precedence):

(c)                                   the deputy chairman (if any);

(d)                                  a Director chosen by a majority of the Directors present;

(e)                                   the only Director present;

(f)                                    a Member chosen by a majority of the Members present in person or by proxy or Representative.

8.8                                Conduct of general meetings

The chairman of a general meeting:

(a)                                  has charge of the general conduct of the meeting and of the procedures to be adopted at the meeting;

(b)                                  subject to Corporations Act and this Constitution, may require the adoption of any procedure which is in the chairman’s opinion necessary or desirable for proper and orderly debate or discussion and the proper and orderly casting or recording of votes at the general meeting; and

(c)                                   may, having regard where necessary to the Corporations Act, terminate discussion or debate on any matter whenever the chairman considers it necessary or desirable for the proper conduct of the meeting, and a decision by the chairman under this article is final.

8.9                                Adjournment of general meeting

The chairman of a general meeting may at any time during the meeting adjourn the meeting from time to time and from place to place.  In exercising this discretion, the chairman may, but need not, seek the approval of the Members present.  Unless required by the chairman, no vote may be taken or demanded by the Members present in respect of any adjournment.  Only unfinished business is to be transacted at a meeting resumed after an adjournment.

8.10                         Notice of adjourned meeting

It is not necessary to give any notice of an adjournment or of the business to be transacted at any adjourned meeting unless a meeting is adjourned for one month or more.  In that case, notice of the adjourned meeting must be given as in the case of an original meeting.

8.11                         Decision at General Meetings

Any question submitted to a general meeting may be decided on the voices but if there is any dissenting voice a show of hands must be taken.

8.12                         Declaration of result

Unless a poll is properly demanded and the demand is not withdrawn, a declaration by the chairman that a resolution has on the voices been carried without dissent or on a show of hands been carried or carried unanimously, or by a particular majority, or lost, and an entry to that effect in the book containing the minutes of the proceedings of the Company, is conclusive evidence of the fact.  Neither the chairman nor the minutes need state and it is not necessary to prove the number or proportion of the votes recorded in favour of or against the resolution on a show of hands.

8.13                         Questions decided by majority

Subject to the requirements of the Corporations Act, a resolution not carried on the voices without dissent is taken to be carried if a simple majority of the votes cast on the resolution are in favour of it.

8.14                         Poll

If a poll is properly demanded, it must be taken in the manner and at the date and time directed by the chairman and the result of the poll is the resolution of the meeting at which the poll was demanded.  A poll demanded on the election of a chairman or on a question of adjournment must be taken immediately.  A demand for a poll may be withdrawn.

8.15                         Demand for a poll

A demand for a poll does not prevent the continuance of the meeting for the transaction of any business other than the question on which the poll has been demanded.

8.16                         Equality of votes - casting vote for chairman

If there is an equality of votes, either on a show of hands or on a poll, the chairman of the meeting is entitled to a casting vote in addition to any votes to which the chairman is entitled as a Member or proxy or Representative.

8.17                         Entitlement to vote

Subject to any rights or restrictions for the time being applying to any share and to this Constitution:

(a)                                  on a show of hands, each Member present in person and each other person present as a proxy or Representative of a Member has one vote;

(b)                                  on a poll, each Member present in person has one vote for each fully paid share held by the Member (or such lesser or greater number of votes as may be fixed by the terms of issue of any share) and each person present as proxy or Representative of a Member has one vote for each fully paid share held by the Member that the person represents (or such lesser or greater number of votes as may be fixed by the terms of issue of any share); and

(c)                                   the Directors may determine that at any general meeting, a Member who is entitled to attend that meeting is entitled to a direct vote.  A “direct vote” includes a vote delivered to the Company by post, fax or other electronic means approved by the Directors.  The Directors may specify the form, method and timing of giving a direct vote at a meeting in order for it to be valid.

A Member is not entitled to vote at a general meeting in respect of shares which are the subject of a current Restriction Agreement for so long as any breach of that agreement subsists.

8.18                        Voting on a poll for partly paid shares

Subject to any rights or restrictions for the time being applying to any share, if a Member holds partly paid shares, the number of votes the Member has in respect of those shares on a poll is the number equal to the proportion of the number of those shares that the aggregate amount paid on the shares bears to their aggregate issue price.  To determine the aggregate amount paid on the shares, exclude any amount:

(a)                                  paid or credited as paid in advance of a call; and

(b)                                  credited as paid on those shares to the extent that it exceeds the value (ascertained at the time of issue of those shares) of the consideration received for the issue of those shares.

8.19                         Fractions disregarded for a poll

On the application of article 8.18 (“Voting on a poll for partly paid shares”), disregard any fraction which arises.

8.20                         Joint Members’ vote

If a share is held jointly and more than one Member votes in respect of that share, only the vote of the Member whose name appears first in the Register counts.

8.21                         Vote of Member of unsound mind

If a Member is of unsound mind or is a person whose person or estate is liable to be dealt with in any way under the law relating to mental health, then the Member’s committee or trustee or any other person who properly has the management of the Member’s estate may exercise any rights of the Member in relation to a general meeting as if the committee, trustee or other person were the Member.

8.22                         Effect of unpaid call

A Member is not entitled at a general meeting to cast a vote attached to a share on which a call is due and payable and has not been paid.

8.23                         Objection to voting qualification

An objection to the right of a person to attend or vote at the meeting or adjourned meeting:

(a)                                  may not be raised except at that meeting or adjourned meeting; and

(b)                                  must be referred to the chairman of the meeting, whose decision is final.

A vote not disallowed under the objection is valid for all purposes.

8.24                         Validity of vote in certain circumstances

Unless the Company has received written notice of the matter before the start or resumption of the meeting at which a person votes as a proxy or Representative, a vote cast by the person as proxy or Representative is valid even if, before the person votes, the appointing Member:

(a)                                  dies;

(b)                                  is mentally incapacitated;

(c)                                   revokes the appointment of the proxy or representative;

(d)                                  revokes any authority under which the appointment was made; or

(e)                                   transfers the shares in respect of which the appointment was made.

9                                          The Directors

9.1                                Number of Directors

The number of Directors must not be less than the minimum prescribed by the Corporations Act or other regulations and, no more than fifteen as is determined by the Directors.  The number so determined must not be less than the number of Directors (not including any Director appointed under article 11.16) in office at the time the determination takes effect.

9.2                                Rotation of Directors

At each annual general meeting one-third of the Directors for the time being or, if their number is not three nor a multiple of three, the number nearest one-third, and any other Director who has held office for three years or more since the Director’s last election, must retire from office.  In determining the number of Directors to retire, no account is to be taken of a Director who holds office only until the conclusion of the meeting in accordance with article 9.6 (“Casual vacancy”) or the Managing Director.  A retiring Director holds office until the conclusion of the meeting at which that Director retires but is eligible for re-election at the meeting.

9.3                                Directors to retire

The Directors who must retire at any annual general meeting are those who have been longest in office since their last election, but, as between persons who were last elected as Directors on the same day, those to retire must be determined by lot, unless they otherwise agree among themselves.

9.4                                Election of directors at general meeting

The Company may, at a general meeting at which a Director retires or otherwise vacates office, by resolution fill the vacated office by electing a person to that office.

9.5                                Eligibility for election as Director

Except for a person who is eligible for election or re-election under article 9.2 (“Rotation of Directors”), 9.6 (“Casual vacancy”) or 11.16 (“Managing Director and Executive Directors”), a person is not eligible for election as a Director at a general meeting of the Company unless a consent to nomination signed by the person has been lodged at the Registered Office at least:

(a)                                  in the case of a meeting that members have requested the Directors to call, 30 business days before the general meeting; and

(b)                                  in any other case, 35 business days before the general meeting.

9.6                                Casual vacancy

The Directors may at any time appoint any person to be a Director, either to fill a casual vacancy or as an addition to the existing Directors, provided the total number of Directors does not exceed the maximum number determined in accordance with article 9.1 (“Number of Directors”).  A Director (other than the Managing Director) appointed under this article holds office only until the conclusion of the next annual general meeting but is eligible for election at that meeting.

9.7                                Remuneration of Directors

The Directors shall be remunerated for their services as Directors in accordance with the following provisions:

(1)                                The amount of the remuneration of the Directors shall be a yearly sum which does not exceed the sum from time to time determined by the Company in general meeting, but no such meeting may approve an increase in the yearly sum unless the notice convening the meeting has stated an intention to propose an increase in the Directors’ remuneration and specified both the amount of the increase and the new yearly sum proposed for determination.

(2)                                The amount of the remuneration of the Directors is to be divided among them in the proportion and manner they agree or, in default of agreement among them, equally.

(3)                                The part of the remuneration of the Directors to which a particular Director is entitled shall be provided wholly in cash out of the funds of the Company unless the Directors, with the concurrence of the Director concerned, determine that the whole or some part shall be satisfied in the form of non-cash benefits (which may include the issue or purchase of shares in the Company or the grant of options to subscribe for such shares), in which event the part of the remuneration of the Directors to which that Director is entitled shall be provided as the Directors so determine.

(4)                                In making any such determination in relation to the part of the remuneration of the Directors to which a particular Director is entitled, the Directors may fix as they think fit the value of any non-cash benefit.

(5)                                The remuneration of the Directors accrues from day to day, except that, to the extent that it includes any non-cash benefit, the remuneration is taken to accrue at the time the benefit is provided, subject to the terms on which the benefit is provided.

(6)                                This article does not apply to the remuneration of the Managing Director or any other Director appointed under article 11.16 (“Managing Director and Executive Directors”).

9.8                                Retirement allowance

The Company may enter into and perform an agreement with a Director, other than the Managing Director or any other Director appointed under article 11.16 (“Managing Director and Executive Directors”), for the payment of an allowance upon the Director’s retirement or death before retirement provided that the agreement is on the terms referred to in item 9 of Schedule 1 to the Westpac Banking Corporation (Transfer of Incorporation) Act 2000.  Subject to the Corporations Act, the Company may pay any other allowance upon a Director’s retirement or death before retirement, either under an agreement made between the Company and the Director or otherwise.  The payment of any allowance under this article does not form part of the remuneration referred to in article 9.7 (“Remuneration of Directors”).

9.9                                Expenses

A Director is entitled to be reimbursed out of the funds of the Company such reasonable travelling, accommodation and other expenses as the Director may incur when travelling to or from meetings of the Directors or a Directors’ committee or when otherwise engaged on the business of the Company.

9.10                         Superannuation guarantee charge

The Company may make contributions to a superannuation retirement or pension fund account or reserve for the benefit of a Director, other than the Managing Director and any other Director appointed under article 11.16 (“Managing Director and Executive

Directors”) to the minimum extent necessary to ensure that the Company or a related body corporate is not required to pay a superannuation guarantee charge or similar statutory impost in relation to the Director.  These contributions do not form part of the remuneration referred to in article 9.7 (“Remuneration of Directors”).

9.11                         Director’s interests

(a)                                  Subject to complying with the Corporations Act regarding disclosure of and voting on matters involving material personal interests, a Director may:

(i)                                      hold any office or place of profit in the Company, except that of auditor;

(ii)                                   hold any office or place of profit in any other company, body corporate, trust or entity promoted by the Company or in which it has an interest of any kind;

(iii)                                enter into any contract or arrangement with the Company;

(iv)                               participate in any association, institution, fund, trust or scheme for past or present employees or directors of the Company or persons dependent on or connected with them;

(v)                                  act in a professional capacity (or be a member of a firm which acts in a professional capacity) for the Company, except as auditor; and

(vi)                               participate in, vote on and be counted in a quorum for any meeting, resolution or decision of the Directors and may be present at any meeting where any matter is being considered by the Directors.

(b)                                  A Director may do any of the above despite the fiduciary relationship of the Director’s office:

(i)                                      without any liability to account to the Company for any direct or indirect benefit accruing to the Director; and

(ii)                                   without affecting the validity of any contract or arrangement.

(c)                                   A reference to the Company in this article is also a reference to each related body corporate of the Company.

9.12                         Signing documents

A Director is not disqualified because of a material personal interest from signing or participating in the execution of a document by or on behalf of the Company, including execution under a seal of the Company.

9.13                        Vacation of office of Director

In addition to the circumstances in which the office of a Director becomes vacant under the Corporations Act, the office of a Director becomes vacant if the Director:

(a)                                  becomes of unsound mind or a person whose person or estate is liable to be dealt with in any way under the law relating to mental health; or

(b)                                  resigns from the office by notice in writing to the Company.

10                                   Powers and duties of Directors

10.1                         Directors to manage Company

The business of the Company is to be managed by the Directors, who may exercise all such powers of the Company as are not, by the Corporations Act or by this Constitution, required to be exercised by the Company in general meeting.

10.2                         Specific powers of Directors

Without limiting the generality of article 10.1 (“Directors to manage Company”), the Directors may exercise all the powers of the Company to borrow or raise money, to charge any property or business of the Company or all or any of its uncalled capital and to issue debentures or give any other security for a debt, liability or obligation of the Company or of any other person.

10.3                         Appointment of attorney

The Directors may, by power of attorney, appoint any person or persons to be the attorney or attorneys of the Company for the purposes and with the powers, authorities and discretions vested in or exercisable by the Directors for such period and subject to such conditions as they think fit.

10.4                         Provisions in power of attorney

Any power of attorney may contain such provisions for the protection and convenience of persons dealing with the attorney as the Directors think fit and may also authorise the attorney to delegate (including by way of appointment of a substitute attorney) all or any of the powers, authorities and discretions vested in the attorney.

10.5                         Minutes

The Directors must cause minutes of meetings to be made and kept in accordance with the Corporations Act.

10.6                         Signing of cheques

Cheques, promissory notes, bankers’ drafts, bills of exchange and other negotiable or transferable instruments in the name of or on behalf of the Company, and receipts for money paid to the Company, must be signed, drawn, accepted, endorsed or otherwise executed as the case may be in the manner and by the persons the Directors determine from time to time.

11                                   Proceedings of Directors

11.1                         Directors’ meetings

The Directors may meet together for the despatch of business and adjourn and otherwise regulate their meetings as they think fit.

11.2                         Director may convene a meeting

A Director may at any time, and the Secretary must on the written request of a Director, convene a meeting of the Directors.

11.3                         Questions decided by majority

Questions arising at a meeting of Directors are to be decided by a majority of votes of Directors present and entitled to vote.  Their decision is for all purposes a decision of the Directors.

11.4                         Chairman’s casting vote

In the event of an equality of votes, the chairman has a casting vote.

11.5                         Quorum for Directors’ meeting

At a meeting of Directors, the number of Directors whose presence is necessary to constitute a quorum is three, of whom not more than one may be the Managing Director or any other Director appointed under article 11.16 (“Managing Director and Executive Directors”).

11.6                         Remaining Directors may act

The continuing Directors may act despite a vacancy in their number but if their number is reduced below the minimum fixed by article 9.1 (“Number of Directors”), the continuing Directors may, except in an emergency, act only for the purpose of filling vacancies to the extent necessary to bring their number up to that minimum or to convene a general meeting.

11.7                         Chairman and Deputy Chairman

The Directors must elect one of their number to be chairman of their meetings and may elect another to be deputy chairman and may determine the period for which the person elected as chairman and any person elected as deputy chairman is to hold office.

11.8                         Chairing Directors’ meetings

The chairman elected under article 11.7 (“Chairman and Deputy Chairman”) shall preside at every Directors’ meeting but if there is no chairman or the chairman is not present within 10 minutes after the time appointed for holding the meeting or is unable or unwilling to act, the deputy chairman shall preside; but if there is no deputy chairman or the deputy chairman is not present within 10 minutes after the time appointed for holding the meeting or is unable or unwilling to act, the Directors present must elect one of their number to preside.

11.9                         Directors’ committees

The Directors may delegate any of their powers, other than powers required by law to be dealt with by directors as a board, to a committee or committees consisting of at least one Director and such other person or persons as they think fit.

11.10                  Powers delegated to Directors’ committees

A committee to which any powers have been delegated under article 11.9 (“Directors’ committees”) must exercise those powers in accordance with any directions of the Directors. A power exercised by a committee is taken to have been exercised by the Directors.

11.11                  Chairman of Directors’ committee

The members of a committee may elect one of their number as chairman of their meetings.  If a meeting of a committee is held and:

(a)                                  a chairman has not been elected; or

(b)                                  the chairman is not present within 10 minutes after the time appointed for the holding of the meeting or is unable or unwilling to act,

the members involved may elect one of their number to be chairman of the meeting.

11.12                  Meetings of Directors’ committee

A committee may meet and adjourn as it thinks proper.  At any meeting of a committee, the number of members whose presence is necessary to constitute a quorum is a majority of the members or such smaller number as may be fixed by the Directors.  Except as this Constitution otherwise provides, provisions concerning meetings, decisions and resolutions of the Directors apply also to meetings, decisions and resolutions of a committee.

11.13                  Determination of questions

Questions arising at a meeting of a committee are to be determined by a majority of votes of the members participating and voting.

11.14                  Circulating resolutions

The Directors may pass a resolution without a Directors’ meeting being held if a majority of Directors entitled to vote on the resolution sign a document containing a statement that they are in favour of the resolution set out in the document, and the number of Directors constituting that majority would have been sufficient to form a quorum had the resolution been considered at a Directors’ meeting.  Separate copies of a document may be used for signing by Directors if the wording of the resolution and statement is identical in each copy.  The resolution is passed when the last of the Directors who constitute the majority signs.  If a document is received by the Secretary by fax and appears to have been signed by a Director, it shall be taken to have been signed by the Director when so received.

11.15                  Validity of acts of Directors

All acts done at a meeting of the Directors or of a committee of Directors, or by a person acting as a Director are, even if it is afterwards discovered that:

(a)                                  there was a defect in the appointment or continuance in office of a person as a Director or of the person so acting; or

(b)                                  a person acting as a Director was disqualified or was not entitled to vote,

as valid as if the relevant person had been duly appointed or had duly continued in office and was qualified and entitled to vote.

11.16                  Managing Director and Executive Directors

The Directors may appoint to the office of Director the person for the time being holding office as Chief Executive Officer of the Company and not more than two other persons holding senior executive offices in the Company.  Except where the Director is the Managing Director, any Director so appointed shall hold office only until the conclusion of the next annual general meeting but is eligible for election at that meeting.  A Director who holds office as Chief Executive Officer of the Company shall be designated the Managing Director and Chief Executive Officer.

11.17                 Ceasing to be Managing Director or Executive Director

A Managing Director or other Director appointed under article 11.16 (“Managing Director and Executive Directors”) automatically ceases to hold that office on ceasing to be a Director or ceasing to be the Chief Executive Officer or a senior executive officer of the Company.

11.18                  Managing Director exempt from retirement by rotation

The Managing Director is exempt from retirement by rotation and is not counted under article 9.2 (“Rotation of Directors”) for determining the number of Directors to retire by rotation.

11.19                  Remuneration of Managing Director or Executive Director

The remuneration of a Managing Director or another Director appointed under article 11.16 (“Managing Director and Executive Directors”) may be fixed by the Directors and may be by way of salary or commission or participation in profits or by all or any of those modes, but may not be by a commission on or percentage of operating revenue.

11.20                  Delegation by Directors

The Directors may:

(a)                                  delegate to the Managing Director such of the powers exercisable by them as they think fit, with power for the Managing Director to sub-delegate subject to such conditions and restrictions as the Directors from time to time determine; and

(b)                                  delegate to any other person they think fit (including a person for the time being holding, occupying or performing the duties of a specified office or position) such powers as they consider necessary or expedient for the transaction of the business of the Company and every such delegation shall be on such terms and conditions and subject to such restrictions as the Directors determine and may be withdrawn or varied by them.  These powers of delegation are additional to those available under the Corporations Act.

12                                   Secretary

12.1                         Appointment of Secretary

There must be at least one secretary of the Company who is to be appointed by the Directors.

12.2                         Suspension and removal of Secretary

The Directors may suspend or remove a Secretary from that office.

12.3                         Powers, duties and authorities of Secretary

The Directors may vest in a Secretary such powers, duties and authorities as they may from time to time determine and the Secretary must exercise all such powers and authorities subject at all times to the control of the Directors.

13                                   Seals

13.1                         Safe Custody of seals

The Directors must provide for the safe custody of any seal of the Company.

13.2                         Use of seals

If the Company has a common seal or duplicate common seal:

(a)                                  it may be used only by the authority of the Directors, or of a committee of the Directors authorised by the Directors to authorise its use; and

(b)                                  every document to which it is affixed must be signed by a Director and be countersigned by another Director, a Secretary or another person appointed by the Directors to countersign that document or a class of documents in which that document is included.

14                                   Inspection of records

14.1                         Inspection by Members

Subject to the Corporations Act, the Directors may determine whether and to what extent, and at what time and places and under what conditions, the accounting records and other documents of the Company or any of them will be open to the inspection of Members (other than Directors).

14.2                         Right of a Member to inspect

A Member (other than a Director) does not have the right to inspect any document of the Company except as provided by law or authorised by the Directors or by the Company in general meeting.

15                                   Dividends and reserves

15.1                         Payment of dividend

Subject to the Corporations Act, this Constitution, the rights of persons (if any) entitled to shares with special rights to dividend and any contrary terms of issue of or applying to any shares, the Directors may determine that a dividend is payable, fix the amount and the time for payment and authorise the payment or crediting by the Company to, or at the direction of, each Member entitled to that dividend.

15.2                         No interest on dividends

Interest is not payable by the Company on a dividend.

15.3                         Reserves and profits carried forward

The Directors may, before paying any dividend, set aside out of the profits of the Company such sums as they think proper as reserves, to be applied, at the discretion of the Directors, for any purpose for which the profits of the Company may be properly applied.  Pending any application, the reserves may, at the discretion of the Directors, be used in the business of the Company or be invested in such investments as the Directors think fit.  The Directors may carry forward so much of the profits remaining as they consider ought not to be distributed as dividends without transferring those profits to a reserve.

15.4                         Calculation and apportionment of dividends

Subject to the rights of any persons entitled to shares with special rights as to dividend and to the terms of issue of or applying to any shares, the profits of the Company are divisible among the Members so that, on each occasion on which a dividend is paid:

(a)                                  the same sum is paid on each share on which all amounts payable have been paid; and

(b)                                  the sum paid on a share on which all amounts payable have not been paid is the proportion of the sum referred to in paragraph (a) that the amount paid on the shares bears to the total of the amounts paid and payable on the share.

To determine the amount paid on a share, exclude any amount:

(c)                                   paid or credited as paid in advance of a call; and

(d)                                  credited as paid on a share to the extent that it exceeds the value (ascertained at the time of issue of the share) of the consideration received for the issue of the share.

15.5                         Deductions from dividends

The Directors may deduct from any dividend payable to, or at the direction of, a Member all sums of money (if any) presently payable by that Member to the Company on account of calls or otherwise in relation to shares in the Company.

15.6                         Distribution of specific assets

When resolving to pay a dividend, the Directors may:

(a)                                  resolve that the dividend be satisfied either wholly or partly by the distribution of specific assets to some or all of the persons entitled to the dividend, including fully paid shares in or debentures of the Company or fully paid shares in or debentures of any other body corporate; and

(b)                                  direct that the dividend payable in respect of any particular shares be satisfied wholly or partly by such a distribution and that the dividend payable in respect of other shares be paid in cash.

15.7                         Resolution of distribution difficulties

If a difficulty arises in regard to a distribution under article 15.6 (“Distribution of specific assets”) , the Directors may:

(a)                                  settle the matter as they consider expedient;

(b)                                  fix the value for distribution of the specific assets or any part of those assets;

(c)                                   determine that cash payments will be made to, or at the direction of, any Members on the basis of the value so fixed in order to adjust the rights of all parties; and

(d)                                  vest any such specific assets in trustees as the Directors consider expedient.

If a distribution of specific assets to, or at the direction of, a particular Member or Members is illegal or, in the Directors’ opinion, impracticable the Directors may make a cash payment to the Member or Members on the basis of the cash amount of the dividend instead of the distribution of specific assets.

15.8                         Payment by cheque and receipts from joint holders

A dividend, interest or other money payable in cash in respect of shares may be paid:

(a)                                  by cheque sent through the post directed to the address of the holder as shown in the Register or, in the case of joint holders, to the address of the joint holder first named in the Register;

(b)                                  by cheque sent through the post directed to such other address as the holder or joint holder in writing directs;

(c)                                   by electronic funds transfer to an account with a bank or other financial institution nominated by the holder or joint holders and acceptable to the Company; or

(d)                                  by some other method of direct credit determined by the Directors to the holder or holders shown on the Register or to such person or place directed by them.

15.9                         Effectual receipt from one joint holder

Any one of two or more joint holders may give an effectual receipt for any dividend, interest or other money payable in respect of the shares held by them as joint holders.

15.10                  Election to reinvest dividend

Subject to the Listing Rules, the Directors may grant to Members or any class of Members the right to elect to apply cash dividends payable by the Company towards the acquisition of shares in the Company on such terms and conditions as the Directors think fit.

15.11                  Election to accept shares in lieu of dividend

Subject to the Listing Rules, the Directors may determine in respect of any dividend which it is proposed to pay on any shares of the Company that holders of the shares may elect:

(a)                                  to forego the right to share in the proposed dividend or part of such proposed dividend; and

(b)                                  to receive instead an issue or delivery of shares credited as fully paid on such terms as the Directors think fit.

15.12                  Establishment of schemes

The Directors may from time to time establish, vary, suspend or terminate one or more schemes or plans under which Members may elect as provided in article 15.10 (“Election to reinvest dividend”) or article 15.11 (“Election to accept shares in lieu of dividend”).

15.13                  Unclaimed dividends

Unclaimed dividends may be invested by the Directors as they think fit for the benefit of the Company until claimed or until required to be dealt with in accordance with any law relating to unclaimed moneys.

16                                  Capitalisation of profits

16.1                         Capitalisation of reserves and profits

The Directors:

(a)                                  may resolve to capitalise any sum, being the whole or a part of the amount for the time being standing to the credit of any reserve account or the profit and loss account or otherwise available for distribution to Members; and

(b)                                  may, but need not, resolve to apply the sum in any of the ways mentioned in article 16.2 (“Applying a sum for the benefit of Members”) , for the benefit of Members in the proportions to which those Members would have been entitled in a distribution of that sum by way of dividend.

16.2                         Applying a sum for the benefit of Members

The ways in which a sum may be applied for the benefit of Members under article 16.1 (“Capitalisation of reserves and profits”) are:

(a)                                  in paying up any amounts unpaid on shares held by Members;

(b)                                  in paying up in full unissued shares or debentures to be issued to Members as fully paid; or

(c)                                   partly as mentioned in paragraph (a) and partly as mentioned in paragraph (b).

16.3                         Effecting the resolution

The Directors may do all things necessary to give effect to the resolution and, in particular, to the extent necessary to adjust the rights of the Members among themselves, may:

(a)                                  make cash payments in cases where shares or debentures become issuable in fractions; and

(b)                                  authorise any person to make, on behalf of all or any of the Members entitled to any further shares or debentures on the capitalisation, an agreement with the Company providing for:

(i)                                      the issue to them, credited as fully paid up, of any further shares or debentures; or

(ii)                                   the payment by the Company on their behalf of the amounts or any part of the amounts remaining unpaid on their existing shares by the application of their respective proportions of the sum resolved to be capitalised, and any agreement so made is effective and binding on all the Members concerned.

17                                   Service of documents

17.1                        Document includes notice

In Part 17, a reference to a document includes a notice.

17.2                         Methods of service

The Company may give a document to a Member:

(a)                                  personally;

(b)                                  by sending it by post to the address for the Member in the Register or an alternative address nominated by the Member; or

(c)                                   by sending it to a fax number or electronic address nominated by the Member.

17.3                         Post

A document sent by post:

(a)                                  if sent to an address in Australia, may be sent by ordinary post; and

(b)                                  if sent to an address outside Australia, must be sent by airmail,

and in either case is taken to have been received on the day after the date of its posting.

17.4                         Fax or electronic transmission

If a document is sent by fax or electronic transmission, delivery of the document is taken:

(a)                                  to be effected by properly addressing and transmitting the fax or electronic transmission; and

(b)                                  to have been delivered on the day following its transmission.

17.5                         Notice by public display

Where the Company does not have an address for giving a document to a Member under article 17.2 or the Company reasonably believes that the Member is not contactable at any address referred to in article 17.2, the document may be given, and is taken to be given:

(a)                                 to the Member where the document is exhibited at the Company’s Registered Office for a period of two business days; and

(b)                                 at the commencement of that period,

unless and until the Member informs the Company of an address to which the Company may give the document to the Member under article 17.2. The document need not be addressed to the Member.

17.6                         Joint Holders

A document may be given by the Company to the joint holders of a share by giving it to the joint holder first named in the Register in respect of the share.

17.7                         Persons entitled to shares

A person who by operation of law, transfer or other means whatsoever becomes entitled to any share is absolutely bound by every document given in accordance with this article to the person from whom that person derives title prior to registration of that person’s title in the Register.

18                                   Winding up

18.1                         Distribution of assets

If the Company is wound up, the liquidator may, with the sanction of a special resolution of the Company, divide among the Members in kind the whole or any part of the property of the Company and may for that purpose set such value as the liquidator considers fair on any property to be so divided and may determine how the division is to be carried out as between the Members or different classes of Members.

18.2                         Powers of liquidator to vest property

The liquidator may, with the sanction of a special resolution of the Company, vest the whole or any part of any such property in trustees on such trusts for the benefit of the contributories as the liquidator thinks fit, but so that no Member is compelled to accept any shares or other securities in respect of which there is any liability on the part of the holder.

18.3                         Shares issued on special terms

Articles 18.1 (“Distribution of assets”) and 18.2 (“Powers of liquidator to vest property”) do not prejudice or affect the rights of a Member holding shares issued on special terms and conditions.

19                                   Indemnity and insurance

19.1                         Indemnity

Every person who is or has been:

(a)                                  a director or secretary of the Company or of a corporation deemed by the Corporations Act to be related to the Company (except those related corporations that are included in the official list of a prescribed financial market, as that phrase is used in Part 1.2A of the Corporations Act);

(b)                                  an employee of the Company or its Subsidiaries (except those Subsidiaries that are included in the official list of a prescribed financial market, as that phrase is used in Part 1.2A of the Corporations Act); or

(c)                                   the Responsible Manager of a wholly owned Subsidiary

shall be indemnified out of the property of the Company against:

(d)                                  every liability incurred by the person in that capacity (except a liability for legal costs); and

(e)                                   all legal costs incurred in defending or resisting (or otherwise in connection with) proceedings, whether civil or criminal or of an administrative or investigatory nature, in which the person becomes involved because of that capacity;

unless:

(f)                                    in the case of a person referred to in paragraph (a):

(i)             the Company is forbidden by statute to indemnify the person against the liability or legal costs; or

(ii)            an indemnity by the Company of the person against the liability or legal costs would, if given, be made void by statute; and

(g)                                   in the case of a person referred to in paragraph (b):

(i)             the Company would be forbidden by statute to indemnify the person against the liability or legal costs if the person were a director of the Company; or

(ii)            an indemnity by the Company of the person against the liability or legal costs would, if given and if the person were a director of the Company, be made void by statute.

19.2                         Timing

Article 19.1 (“Indemnity”) applies to liabilities and legal costs incurred on and after Transition.

19.3                         Deeds

The Company may enter into a deed with a director which confers rights corresponding with those arising under article 19.1 (“Indemnity”) and to give the Director rights of access to certain papers, including those given or made available by the Company to the Director for the purposes of the performances of the Director’s functions as a Director.

19.4                         Insurance

The Company may pay or agree to pay, whether directly or through an interposed entity, a premium for a contract insuring a person who is or has been a director or secretary of the Company or a corporation deemed by the Corporations Act to be related to the Company against liability incurred by the person in that capacity, including a liability for legal costs, unless

(a)                                  the Company is forbidden by statute to pay or agree to pay the premium; or

(b)                                  the contract would, if the Company paid the premium, be made void by statute.

20                                   Restricted Securities

20.1                         Interpretation - Restricted Securities

In articles 20.2 and 20.3, “disposed of”, “disposed”, “Escrow Period” and “Restricted Securities” have the same meanings as in the Listing Rules.

20.2                        Disposal during Escrow Period

Restricted Securities cannot be disposed of during the Escrow Period except as permitted by the Listing Rules or ASX.  The Company must not acknowledge a disposal (including by registering a transfer) of Restricted Securities during the Escrow Period except as permitted by the Listing Rules or ASX.

20.3                         Breach of Restriction Agreement or Listing Rules

During a breach of the Listing Rules relating to Restricted Securities, or a breach of a Restriction Agreement, the holder of the Restricted Securities is not entitled to any dividend or distribution, or voting rights, in respect of the Restricted Securities.

21                                   Sale of Small Holdings

21.1                         Interpretation

In articles 21.2 to 21.8, “Divestment Notice” means a notice given by the Company under article 21.2 and “Small Holding” means shares in the Company the aggregate value of which, determined by the closing price of such shares on the stock market of ASX, is less than a marketable parcel of shares as provided under the Listing Rules.

21.2                         Divestment Notice

The Company may give a notice to the holder of a Small Holding stating:

(a)                                  the number of shares in the Small Holding;

(b)                                  that the Company intends to sell the Small Holding, as agent of the holder, unless, within six weeks from the date the notice is sent, the holder notifies the Company in writing that the Small Holding is to be retained; and

(c)                                   the general effect of this article 21.

21.3                         Restrictions on initiation by Company

A Divestment Notice may not be given to a holder of a Small Holding:

(a)                                  within 12 months after an earlier Divestment Notice was given to the holder; or

(b)                                  if a takeover bid for shares in the Company has been announced, while the takeover bid remains current.

If a takeover bid is announced after a Divestment Notice is given and before sale of the relevant Small Holding, the Company’s power to effect the sale ends.

21.4                         Sale by Company

If, at the end of the period of six weeks referred to in a Divestment Notice, the holder of the Small Holding has not notified the Company in writing that the Small Holding is to be retained, the Company, as agent of the holder of the Small Holding, may (but is not obliged to) sell the Small Holding in the ordinary course of trading on the stock market of ASX, but the power of the Company, as agent, to sell is only exercisable during the period of six weeks from the expiration of the period of six weeks specified in the Divestment Notice.

21.5                         Powers of Company

The powers of the Company, as agent of the holder of a Small Holding to which article 21.4 applies, include all powers necessary and appropriate to effect the sale and transfer of the Small Holding, including power to execute all necessary and incidental documents and power to move the Small Holding from CHESS holding to an issuer sponsored or certificated holding.

21.6                         Proceeds of sale

The Company must, within 60 days after completion of the sale of a Small Holding (subject, in the case of a certificated holding, to receipt of the certificates or satisfactory evidence of their loss or destruction), send the proceeds of sale to the holder at the holder’s registered address by cheque payable to the holder.  The Company or the purchaser must pay the costs of the sale.

21.7                         Joint holders

Where a Small Holding is held by joint holders

(a)                                  any Divestment Notice must be sent to all of them at their respective registered addresses;

(b)                                  notification in writing by any one of them that the Small Holding is to be retained shall be as effective as if given by all of them; and

(c)                                   a cheque for proceeds shall be in favour of all of them but shall be sent to the registered address of the first of them named in the Register.

21.8                         Special case

In the case of a Small Holding created by the transfer, on or after 1 September 1999, of shares which themselves constituted a Small Holding at the time a proper ASX Settlement transfer was initiated or a paper based transfer was lodged, the Company may elect to apply the provisions of article 21.2 to 21.7 with the following modifications:

(a)                                  every reference to a period of six weeks shall be read as a reference to a period of seven days;

(b)                                  no provision is made for the holder of the Small Holding to notify the Company in writing that the Small Holding is to be retained and, if any such notification is given, it is of no effect for the purposes of article 21.4; and

(c)                                   the Company may recoup and retain the reasonable costs of sale out of the proceeds of sale.

22                                   Consistency with Listing Rules

If the Company is admitted to the Official List of ASX, the following clauses apply:

(a)                                  Notwithstanding anything contained in this Constitution, if the Listing Rules prohibit an act being done, the act shall not be done.

(b)                                  Nothing contained in this Constitution prevents an act being done that the Listing Rules require to be done.

(c)                                   If the Listing Rules require an act to be done or not to be done, authority is given for that act to be done or not to be done (as the case may be).

(d)                                  If the Listing Rules require this Constitution to contain a provision and it does not contain such a provision, this Constitution is deemed to contain that provision.

(e)                                   If the Listing Rules require this Constitution not to contain a provision and it contains such a provision, this Constitution is deemed not to contain that provision.

(f)                                    If any provision of this Constitution is or becomes inconsistent with the Listing Rules, this Constitution is deemed not to contain that provision to the extent of the inconsistency.

23                                   Definitions and Interpretation

23.1                         Definitions

In this Constitution unless the contrary intention appears:

ASX means ASX Limited.

ASX Settlement means ASX Settlement Pty Limited.

ASX Settlement Operating Rules means the Settlement Rules made by ASX Settlement.

Auditor means the appointed auditor of the Company.

CHESS means Clearing House Electronic Subregister System.

CHESS Approved Securities means securities of the Company which are approved by ASTC in accordance with the ASX Settlement Operating Rules.

CHESS Rules means the ASX Settlement Operating Rules and the provisions of the Corporations Act and Listing Rules concerning the electronic share registration and transfer system as and to the extent that they apply to the Company.

Company means Westpac Banking Corporation, a company taken to have been registered under the Corporations Act as a public company limited by shares.

Constitution means this constitution as amended from time to time, and a reference to an article is a reference to an article of this Constitution.

Corporations Act means the Corporations Act 2001 (Cth).

Director means a person holding office as a director of the Company.

Directors means all or some of the Directors acting as a board.

Listing Rules means the Listing Rules of ASX and any other rules of ASX which are applicable while the Company is admitted to the official list of ASX, each as amended or replaced from time to time, except to the extent of any express written waiver by ASX.

Managing Director means a person designated Managing Director and Chief Executive Officer in accordance with article 11.16.  (“Managing Director and Executive Directors”).

Member means a person entered in the Register as the holder of shares in the capital of the Company.

Part means a Part of this Constitution.

person includes a body politic or corporate as well as an individual.

Prescribed Interest Rate means the rate determined by the Directors for the purpose of this Constitution, and in the absence of a determination means 10% per annum.

Register means the register of members of the Company under the Corporations Act and if appropriate includes a branch register.

Registered Office means the registered office of the Company.

Representative means a person appointed to represent a corporate Member at a general meeting of the Company in accordance with the Corporations Act.

Responsible Manager refers to any responsible manager appointed under the terms of an Australian Financial Services Licence.

Restriction Agreement means a restriction agreement within the meaning and for the purposes of the Listing Rules.

Secretary means a person appointed under article 12.1 (“Appointment of Secretary”) as secretary of the Company and where appropriate includes an acting secretary and a person appointed by the Directors to perform all or any of the duties of a secretary of the Company.

Subsidiary has the same meaning as given to that term in section 9 of the Corporations Act.

Transition means the time at which the Company is taken to have been registered under the Corporations Act as a public company limited by shares.

23.2                         Interpretation

In this Constitution unless the contrary intention appears:

(a)                                  (gender) words importing any gender include all other genders;

(b)                                  (person) the word person includes a firm, a body corporate, a partnership, a joint venture, an unincorporated body or association or an authority;

(c)                                   (singular includes plural) the singular includes the plural and vice versa;

(d)                                  (regulations) a reference to a law includes regulations and instruments made under the law;

(e)                                   (amendments to statutes) a reference to a law or a provision of a law includes amendments, re-enactments or replacements of that law or provision;

(f)                                    (from time to time) a power, an authority or a discretion reposed in a Director, the Directors, the Company in general meeting or a Member may be exercised at any time and from time to time; and

(g)                                   (amount paid) a reference to an amount paid on a share includes an amount credited as paid on that share.

23.3                         Corporations Act

In this Constitution unless the contrary intention appears:

(a)                                  an expression has, in a provision of this Constitution that deals with a matter dealt with by a particular provision of the Corporations Act, the same meaning as in that provision of the Corporations Act; and

(b)                                  “section” means a section of the Corporations Act.

23.4                         Headings and Parts

Headings are inserted for convenience and are not to affect the interpretation of this Constitution.

This Constitution is divided into Parts as indicated by its Contents.

23.5                         Replaceable rules not to apply

The provisions of the Corporations Act that apply as replaceable rules are displaced by this Constitution and accordingly do not apply to the Company.

23.6                         Currency

The Directors may:

(a)                                  differentiate between Members as to the currency in which any amount payable to a Member is paid (whether by way of or on account of dividends, repayment of capital, participation in surplus property of the Company or otherwise);

(b)                                  determine to pay a distribution in the currency of a country other than Australia and the amount payable will be converted from Australian currency in any manner, at any time and at any exchange rate as the Directors think fit; and

(c)                                   in deciding the currency in which a payment is to be made to a Member, have regard to the registered address of the Member, the register on which a Member’s Shares are registered and any other matters as the Directors consider appropriate.

Schedule 1

(Not used)

Schedule 2

(Stock Market Fiduciaries - see article 1.5)

1                                          If at any time the Directors are satisfied that a Member holds shares:

(a)                                  in a representative fiduciary or custodian capacity in accordance with the provisions of any law, contract or other binding requirement or rule compliance with which is necessary to permit or facilitate the listing of or dealing in such shares at or through any stock exchange, securities market, or security dealing facility whether in Australia or elsewhere; and

(b)                                  in such circumstances that, in conformity with such provisions, that Member is ultimately (and whether directly or indirectly) accountable to other persons in relation to those shares or holds those shares (whether directly or indirectly) for the ultimate benefit of other persons the Directors may by resolution declare that Member to be a Stock Market Fiduciary and that Member shall thereupon be deemed to be a Stock Market Fiduciary.

2.                                       If at any time the Directors are satisfied that a Member who is for the time being deemed to be a Stock Market Fiduciary no longer holds any shares in a capacity mentioned in clause 1(a) of this schedule or in circumstances described in clause 1(b) of this schedule, the Directors may by resolution declare that Member no longer to be a Stock Market Fiduciary and that Member shall thereupon cease to be a Stock Market Fiduciary.

3.                                       The Directors may from time to time by resolution declare the number of the shares held by a Member who is deemed to be a Stock Market Fiduciary which are held in a capacity mentioned in clause 1(a) of this schedule and in circumstances mentioned in clause 1(b) of this schedule and, until some other number is so declared or that Member ceases to be a Stock Market Fiduciary, shares of that number held by that Member shall be deemed to be Fiduciary Shares in relation to that Member.

4.                                       If there is served on the Company at the Registered Office a notice in writing which is duly executed by a Member who is for the time being deemed to be a Stock Market Fiduciary or by a person duly authorised in writing by that Member to execute such a notice and the notice so served specifies (in respect of one person or each of several persons) -

(a)                                  the name and address of a person to whom that Member is ultimately accountable in relation to some of the Fiduciary Shares of that Member or for whose ultimate benefit such shares are held;

(b)                                  the number of the Fiduciary Shares of that Member for which he is so accountable to that person or which are held by him for the ultimate benefit of that person; and

(c)                                   the date upon which that Member became so accountable to that person or commenced to hold the specified number of Fiduciary Shares for his ultimate benefit that person shall, solely for the purposes of clause 5 of this schedule and notwithstanding article 1.4 (“Non-recognition of interests”), be deemed during the period commencing on the day which is seven days after the notice is so served or the day which is three months after the date specified in relation to that person pursuant to clause 4 (c) of this schedule (whichever is the later) and ending on the day on which another such notice is subsequently served under this clause 4 in relation to that person or the day on which that Member ceases to be a Stock Market Fiduciary (whichever is the earlier)

(d)                                  to be a Beneficial Owner in relation to that Member; and

(e)                                   to have attributed to him so many of the Fiduciary Shares of that Member as are specified in the notice in relation to him.

5.                                       Notwithstanding any contrary provision of this Constitution, if a person (referred to in this clause 5 as “the relevant person”) is, at the time for holding a general meeting, deemed to have attributed to him some of the Fiduciary Shares of a Member in relation to whom or of several Members in relation to each of whom the relevant person is deemed to be a Beneficial Owner (the whole of those Fiduciary Shares being referred to in this clause 5 as “the attributed shares”) -

(a)                                  the relevant person, if not actually a Member, shall have the same right to appoint a person to act as his proxy at that general meeting as he would have if he were a Member;

(b)                                  where a proxy is appointed by the relevant person whether in his capacity as a Member or under clause 5 (a) of this schedule, the relevant person shall, for the purposes of the provisions of this Constitution concerning voting at general meetings, be taken to be a Member present at the meeting by proxy who holds (in addition to such shares, if any, as are actually held by the person) those of the attributed shares upon which the amount of every call which has been made and has become payable, together with interest thereon, if any, has been duly paid; and

(c)                                   where a proxy is appointed by the relevant person whether in the relevant person’s capacity as a Member or under clause 5 (a) of this schedule, each Member in relation to whom the relevant person is deemed to be a Beneficial Owner shall, for the purposes of the provisions of this Constitution concerning voting at general meetings be taken not to hold those of the attributed shares which are held by the Member.

Schedule 3

(Rights attaching to Other preference shares - see article 1.2A)

The Company may issue preference shares under article 1.2A (“Other preference shares”) provided that they include the following terms:

1.                                       each preference share confers on the holder a right to receive a preferential dividend at the rate and on the basis determined by the Directors under the terms of issue.

2.                                       each preference share shall not otherwise participate with the ordinary shares in profits unless, and then only to the extent that, the Directors determine under the terms of issue.

3.                                       the preferential dividend may not be cumulative unless, and then only to the extent that, the Directors determine under the terms of issue.

4.                                       each preference share confers on its holder:

(a)                                 the right to the payment of the preferential dividend, which ranks ahead of, equally with or junior to the payment of dividends on ordinary shares and on any other class or classes of preference shares as determined by the Directors under the terms of issue.

(b)                                 the right in a winding up and on redemption to the payment in cash which ranks ahead of, equally with or junior to payments in cash on ordinary shares and on any other class or classes of preference shares, of:

(i)                  the amount of any dividend accrued but unpaid on that preference share at the date of winding up or the date of redemption, as the case may be, unless otherwise determined by the Directors under the terms of issue; and

(ii)               any amount paid on that preference share or any other amount stated in, or calculated under, the terms of issue as may be determined by the Directors.

5.                                       unless, and then only to the extent that, the Directors determine otherwise under the terms of issue and except as set out in this schedule, a preference share does not confer on its holder any right to participate in the profits or property of the Company.

6.                                       unless, and then only to the extent that, the Directors determine otherwise under the terms of issue, a preference share does not confer a right to a bonus issue or capitalisation of profits in favour of holders of those shares only.

7.                                       a preference share does not entitle its holder to vote at any general meeting of the Company, except:

(a)                                  on any proposal:

(i)                       to reduce the share capital of the Company;

(ii)                    that affects rights attached to that share;

(iii)                 to wind up the Company; or

(iv)                for the disposal of the whole of the property, business and undertaking of the Company;

(b)                                  on any resolution to approve the terms of a buy-back agreement;

(c)                                   during any period in which a dividend or part of a dividend on that share is in arrears;

(d)                                  during the winding up of the Company; or

(e)                                   in any other circumstance the Directors determine under the terms of issue.

8.                                       each preference share confers on its holder the same rights as those conferred by the Constitution upon the holders of ordinary shares in relation to receiving notices of general meetings, reports, financial statements and of attending and being heard at all general meetings of the Company.

9.                                       where any amount is payable by the Company to the holder of a preference share in a currency other than Australian dollars, and such amount is not paid when due or the Company has commenced winding up, the holder may give notice in writing to the Company requiring payment of an amount in Australian dollars equal to the foreign currency amount calculated by applying the reference rate on the date of payment for the sale of the currency in which payment is to be made for Australian dollars.  The “reference rate” means the rate applicable in the market and at the time determined by the Directors before allotment of those preference shares and specified in the terms of issue for those preference shares.

10.                                subject to the terms of issue of a preference share in relation to entitlement to ordinary dividends paid after conversion, a preference share which, in accordance with its terms of issue, may be converted into an ordinary share will, at the time of conversion and without any further act, have the same rights as a fully paid ordinary share and rank equally with other fully paid ordinary shares on issue.  In addition, the terms of issue of the preference share may provide for the issue of additional ordinary shares on conversion as determined by the Directors.

11.                                the Directors may determine under the terms of issue if a preference share is to be redeemable, and the terms that apply to any redemption.